As filed with the Securities and Exchange Commission on December 17, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RiT TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

24 Raoul Wallenberg Street
Tel Aviv, Israel 69719
+972-77- 270-7210

(Address of Principal Executive Offices, including Zip Code and Telephone Number)

RiT Technologies Ltd. 2003 Share Option Plan

(Full Title of the Plan)

RiT Technologies, Inc.
900 Corporate Drive
Mahwah, New Jersey 07430
(201) 512-1970

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ido Zemach, Adv.
Goldfarb Seligman & Co.
Electra Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel
Fax: (+972 3) 608-9908

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (6)
Ordinary Shares, par value NIS 0.8 per share	36,433	(2)	$4.74	(4)	$172,692.42	(4)	--
Ordinary Shares, par value NIS 0.8 per share	5,125	(2)	$5.44	(4)	$27,880.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	2,875	(2)	$2.72	(4)	$7,820.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	147,350	(2)	$4.50	(4)	$663,075.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	70,500	(2)	$4.00	(4)	$282,000.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	160,646	(2)	$3.80	(4)	$610,454.80	(4)	--
Ordinary Shares, par value NIS 0.8 per share	36,000	(2)	$3.28	(4)	$118,080.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	25,000	(2)	$3.00	(4)	$75,000.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	116,392	(2)	$4.06	(4)	$472,551.52	(4)	--
Ordinary Shares, par value NIS 0.8 per share	153,500	(2)	$3.60	(4)	$552,600.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	214,000	(2)	$4.41	(4)	$943,740.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	153,500	(2)	$3.54	(4)	$543,390.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	36,000	(2)	$3.02	(4)	$108,720.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	47,608	(2)	$1.63	(4)	$77,601.04	(4)	--
Ordinary Shares, par value NIS 0.8 per share	25,000	(2)	$1.31	(4)	$32,750.00	(4)	--
Ordinary Shares, par value NIS 0.8 per share	392,610	(3)	$1.03	(5)	$404,388.30	(5)	--
Total	1,622,539		N/A		$5,092,743.00		$591.78

_________

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional indeterminable number of shares as may be issuable pursuant to the anti-dilution provisions of the RiT Technologies Ltd. 2003 Share Option Plan (the “Plan”).

(2)	Represents Ordinary Shares which may be issued upon exercise of options previously granted under the Plan.

(3)	Represents Ordinary Shares reserved for issuance pursuant to awards which may be granted under the Plan.

(4)	Calculated pursuant to Rule 457(h) under the Securities Act, based upon the exercise price per share of the applicable options.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported sales prices of the Ordinary Shares of the Registrant on the NASDAQ Capital Market on December 16, 2014, a date within 5 business days prior to the filing of this Registration Statement.

(6)	Calculated pursuant to Section 6 of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001162.

Registration of Additional Securities – Explanatory Note

This Registration Statement is filed by RiT Technologies Ltd. (“RiT”, the “Registrant” or "we") in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 1,622,539 ordinary shares, par value NIS 0.8 per share, of the Registrant, which are reserved for offer and sale under the RiT Technologies Ltd. 2003 Share Option Plan, as amended (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on July 26, 2004 (File No. 333-117646); and Registration Statement on Form S-8 as filed with the SEC on March 30, 2007 (File No. 333-141680); all of which were filed to register ordinary shares for issuance under the Plan, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following additional documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement, as of their respective dates:

(a)           Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on April 28, 2014;

(b)           Our Reports on Form 6-K submitted to the SEC on January 21, 2014; February 10, 2014; March 11, 2014; May 20, 2014; June 23, 2014; July 30, 2014; August 18, 2014; September 10, 2014; September 22, 2014; and December 1, 2014; and

(c)            The description of our Ordinary Shares contained in the Registration Statement on Form 8-A filed by us with the SEC on July 17, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Reports on Form 6-K submitted to the SEC subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Memorandum of Association (1)

1.2	Amended and Restated Articles of Association (2)

4.1	Amended RiT Technologies Ltd. 2003 Share Option Plan (3)

5.1	Opinion of Goldfarb Seligman & Co. *

23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1 hereto).

23.2	Consent of Somekh Chaikin, Member firm of KPMG International, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (included in the signature pages to this registration statement).*
_________
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

(3)	Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 17th day of December, 2014.

RiT TECHNOLOGIES, LTD.

By:	/s/ Motti Hania
Motti Hania
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint Motti Hania and Elan Yaish and each of them, with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in fact and agents, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sergey Anisimov Sergey Anisimov	Chairman of the Board	December 17, 2014
/s/ Motti Hania Motti Hania	President and Chief Executive Officer (Principal Executive Officer)	December 17, 2014
/s/ Elan Yaish Elan Yaish	Deputy CEO and Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2014
/s/ Boris Granovsky Boris Granovsky	Director	December 17, 2014
/s/ Israel Frieder Israel Frieder	Director	December 17, 2014
/s/ Hanan Samet Hanan Samet	Director	December 17, 2014
/s/ Galia Druker Galia Druker	Director	December 17, 2014

Authorized Representative in the United States:

RiT Technologies, Inc. By: /s/ Elan Yaish Name: Elan Yaish Title: Chief Financial Officer and Secretary, RiT Technologies, Inc.	December 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amended and Restated Memorandum of Association (1)

1.2	Amended and Restated Articles of Association (2)

4.1	Amended RiT Technologies Ltd. 2003 Share Option Plan (3)

5.1	Opinion of Goldfarb Seligman & Co. *

23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1 hereto).

23.2	Consent of Somekh Chaikin, Member firm of KPMG International, Independent Registered Public Accounting Firm *

24.1	Power of Attorney (included in the signature pages to this registration statement).*

_________
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

(3)	Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on August 7, 2013.

* Filed herewith.